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                                                                       EXHIBIT 4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Cinram International Inc.

We consent to the use of our audit report dated March 1, 2005 on the consolidated balance sheet of Cinram International Inc. and subsidiaries as at December 31, 2004 and 2003, and the related consolidated statements of earnings and retained earnings and cash flows for each of the years in the two-year period ended December 31, 2004 included in this annual report on Form 40-F.


/s/ KPMG LLP

Chartered Accountants
Toronto, Canada
March 1, 2005